UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 4, 2011

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2011, Green Plains Renewable Energy, Inc. (the “Company”) filed with the Secretary of State of Iowa Articles of Amendment to the Company’s Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 50,000,000 to 75,000,000. The Amendment was effective upon filing. A copy of the Amendment to the Company’s Articles of Incorporation is included as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

All matters voted upon at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) on May 4, 2011 were approved and the number of shares cast for, against or withheld are as follows:

1.	Proposal to elect three directors to serve three-year terms that expire at the 2014 annual meeting.

Nominee	For	Withheld
Jim Anderson	27,454,207	5,216,462
Wayne Hoovestol	26,719,368	5,951,301
Michael McNicholas	27,728,509	4,942,160

2.	Proposal to approve an amendment to the Company’s 2009 Equity Incentive Plan increasing the aggregate number of shares that may be issued as stock-based awards.

	00,000,000	00,000,000
For	Against	Abstain
23,976,862	4,041,464	4,652,343

3.	Proposal to approve an amendment to the Company’s Articles of Incorporation increasing the number of shares authorized for issuance.

	00,000,000	00,000,000
For	Against	Abstain
31,912,930	724,950	32,789

4.	Proposal to cast an advisory vote on the Company’s executive compensation.

	00,000,000	00,000,000
For	Against	Abstain
27,761,184	240,649	4,668,836

5.	Proposal to cast an advisory vote on the frequency of holding an advisory vote on executive compensation.

	00,000,000	00,000,000	00,000,000
1 Year	2 Years	3 Years	Abstain
4,251,843	48,177	23,680,304	4,690,345

No other matters were voted upon at this Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this report.

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Green Plains Renewable Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

	By:	/s/ Jerry L. Peters
Date: May 9, 2011		Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

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